Exhibit 3



                                                                 EXECUTION COPY







                             STOCKHOLDER AGREEMENT



                                  by and among



                              ABBOTT LABORATORIES,



                           CORVETTE ACQUISITION CORP.



                                      and



                       THE STOCKHOLDERS SIGNATORY HERETO



                          Dated as of January 12, 2004

                             STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of January 12, 2004 (the "Agreement"), among Abbott Laboratories, an Illinois corporation ("Parent"), Corvette Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the stockholders of TheraSense, Inc., a Delaware corporation (the "Company"), listed on Schedule A hereto (collectively, the "Stockholders" and, each individually, a "Stockholder"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Sub and the Company (as the same may be amended or supplemented, the "Merger Agreement").

         WHEREAS, Parent, Sub and the Company propose to enter into the Merger Agreement providing for the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, each Stockholder owns (of record or beneficially), or is the trustee of one or more trusts that are the record holder of, and whose beneficiaries are the beneficial owners of, the number of shares of capital stock of the Company set forth opposite their respective names on Schedule A hereto (such shares of capital stock of the Company being referred to herein as the Stockholder's "Original Shares" and the Original Shares, together with any other shares of capital stock of the Company or other voting securities of the Company acquired (of record or beneficially) by the respective Stockholder or the trusts, if any, of which the respective Stockholder is a trustee, after the date hereof and during the term of this Agreement (including through the exercise of any warrants, stock options or similar instruments), being collectively referred to herein as the Stockholder's "Subject Shares"; provided, however, that the Original Shares and the Subject Shares of a Stockholder shall not be deemed to include any shares owned of record by an Affiliate of such Stockholder to the extent such Stockholder has disclaimed beneficial ownership thereof in Schedule A hereto);

         WHEREAS, the Company Board has unanimously adopted resolutions approving and declaring advisable the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby (such approvals having been made in accordance with the DGCL, including for purposes of Section 203 thereof) and has amended the Rights Agreement; and

         WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement, and as inducement and in consideration therefor, each Stockholder has agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         SECTION 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to himself, herself or itself to Parent and Sub as follows:

              (a) Organization, Authority and Qualification of the Stockholders. If the Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. If the Stockholder is an individual, if such Stockholder is married and the Subject Shares constitute community property or if the Stockholder otherwise requires spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms. If the Stockholder is a trustee under one or more trusts, none of such trusts requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby. The Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. If applicable, the execution, delivery and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes (assuming due authorization, execution and delivery by Parent and Sub) a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

              (b) No Conflict; Required Filings and Consents.

                  (i) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement shall not, (A) if the Stockholder is not an individual, conflict with, or result in any violation of, the certificate of incorporation or by-laws or the equivalent organizational documents of the Stockholder, (B) conflict with, or result in any violation of, any United States or foreign Law applicable to the Stockholder or by which any property or asset of the Stockholder is bound or affected or (C) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Liens in or upon any of the properties or assets of the Stockholder, pursuant to any loan or credit agreement, note, bond, mortgage, indenture, lease, license, sublease, easement, covenant, condition, restriction, contract, instrument, permit, concession, franchise license or other instrument or obligation. For purposes of this Agreement, Law means any statute, law (including common law), ordinance, rule or regulation

                  (ii) No consent, approval, Order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated by this Agreement, except the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

              (c) Absence of Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder, or any property or asset of the Stockholder, before any Governmental Entity that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

              (d) The Subject Shares. The Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) of, or is the trustee of one or more trusts that are the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, his, her or its Subject Shares, free and clear of any and all Liens. Other than as set forth on Schedule A hereto, the Stockholder does not own (of record or beneficially) any shares of capital stock of the Company or any options, warrants, rights or other similar instruments to acquire any capital stock or other voting securities of the Company. The Stockholder has the sole right to vote and Transfer (as defined in Section 3(c) of this Agreement) the Subject Shares, and the Subject Shares are not subject to any proxies, voting trusts or other agreements, understandings, arrangements or restrictions with respect to the voting or the Transfer of the Subject Shares, except as set forth in Sections 3 and 4 of this Agreement.

              (e) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of the Stockholder.

         SECTION 2. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to each Stockholder as follows:

              (a) Organization and Authority. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, lease, possess and operate its properties and assets and to carry on its business as now being conducted. Parent and Sub each have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes (assuming due authorization, execution and delivery by the Stockholders) a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

              (b) Authorization; Noncontravention.

                  (i) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement and shall not, (A) conflict with, or result in any violation of, the certificate of incorporation or by-laws of either of Parent or Sub or (B) conflict with, or result in any violation of, any United States or foreign Law applicable to Parent or Sub or by which any property or asset of Parent or Sub is bound or affected.

                  (ii) No consent, approval, Order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the transactions contemplated by this Agreement, except (A) the filing of a pre-merger notification and report form by Parent and Sub under the HSR Act, and compliance with the pre-merger notification requirements in Austria, Germany, Ireland, Italy and the Czech Republic, (B) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by hereby and (C) such other consents, approvals, Orders, authorizations, registrations, declarations, filings and notifications, the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair in any material respect the ability of either Parent or Sub to perform its obligations under this Agreement or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         SECTION 3. Covenants of the Stockholders. Each Stockholder covenants and agrees as follows:

              (a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger, any of the other transactions contemplated by the Merger Agreement or any other transaction pursuant to which Parent or Sub proposes to acquire the Company, whether by merger or otherwise, in which stockholders of the Company would receive consideration per share of Company Common Stock in cash equal to or greater than the consideration to be received by such stockholders in the Merger (an "Increased Acquisition Proposal"), or at any adjournment thereof, or in any other circumstances upon which a vote or other approval with respect to the Merger Agreement, the Merger, any of the other transactions contemplated by the Merger Agreement or any Increased Acquisition Proposal is sought, the Stockholder shall vote (or cause to be voted) all of the Subject Shares in favor of the approval and adoption of the Merger Agreement, the Merger and the terms thereof, each of the other transactions contemplated by the Merger Agreement or any Increased Acquisition Proposal.

              (b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote or other approval is sought, the Stockholder shall vote (or cause to be voted) all of the Subject Shares against any of the following: (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (ii) any Alternative Acquisition Proposal or (iii) any amendment of the Company's certificate of incorporation or by-laws or other proposal, action or transaction involving the Company or any of the Company Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction would in any manner impede, frustrate, prevent or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or change in any manner the voting rights of the holders of Company Common Stock (collectively, "Frustrating Transactions"). The Stockholder shall not commit to or agree to take any action inconsistent with the foregoing or that would otherwise facilitate a Frustrating Transaction. Notwithstanding the foregoing, nothing herein shall preclude a Stockholder from voting for or otherwise approving an Increased Acquisition Proposal as set forth in Section 3(a) of this Agreement.

              (c) The Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, option, instrument, arrangement, understanding, obligation or undertaking, with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any Person other than pursuant to this Agreement or the Merger Agreement, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not commit or agree to take any of the foregoing actions, other than pursuant to this Agreement or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations under this Agreement or the transactions contemplated hereby. The Stockholder shall not, nor shall the Stockholder permit any entity under the Stockholder's control to, deposit any Subject Shares in a voting trust.

              (d) The Stockholder shall not, nor shall the Stockholder authorize or permit any investment banker, attorney, accountant or other advisor or representative of the Stockholder to, directly or indirectly, (i) solicit, initiate, facilitate, encourage, engage in discussions or negotiate with any Person or take any other action intended or designed to facilitate any inquiry or effort of any Person relating to any Alternative Acquisition or other Frustrating Transaction, (ii) provide information with respect to the Company or any Company Subsidiary to any Person relating to a possible Alternative Acquisition or (iii) enter into any agreement with respect to any proposal for an Alternative Acquisition or other Frustrating Transaction. The Stockholder shall promptly advise Parent and Sub orally and in writing of any Alternative Acquisition Proposal or inquiry made to the Stockholder with respect to, or that could reasonably be expected to lead to, any Alternative Acquisition Proposal or other Frustrating Transaction. The Stockholder shall immediately cease participating in any discussions or negotiations with any parties that may be ongoing with respect to any proposal that constitutes, or reasonably may be expected to lead to, an Alternative Acquisition Proposal.

              (e) The Stockholder hereby consents to and approves the actions taken by the Company Board in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

         SECTION 4. Grant of Irrevocable Proxy; Appointment of Proxy.

              (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent, Sub and any individual designated in writing by Parent, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all of his, her or its Subject Shares, or grant any approval in respect of such Subject Shares,
(i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement or any Increased Acquisition Proposal, (ii) against any Alternative Acquisition Proposal or other Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement. The Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

              (b) Each Stockholder represents that any proxies heretofor given in respect of his, her or its Subject Shares are not irrevocable and that all such proxies are hereby revoked.

              (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in Section 9 hereof, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. If for any reason the proxy granted herein is not irrevocable, then the Stockholder agrees to vote his, her or its Subject Shares as instructed by Parent in writing. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

         SECTION 5. Further Assurances. Each Stockholder shall use his, her or its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, the Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or Sub may request for the purpose of effectuating the matters covered by this Agreement, including with respect to the grant of the proxy set forth in Section 4.

         SECTION 6. Conditions to Obligations of Parent and Sub. Each Stockholder acknowledges and agrees that the obligations of Parent and Sub to consummate the Merger are subject to the satisfaction of each of the conditions set forth in the Merger Agreement.

         SECTION 7. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to his, her or its Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors. If requested by Parent, a Stockholder shall cause each certificate representing his, her or its Subject Shares to be inscribed with a legend to such effect. In the event of any stock split, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the capital stock of the Company, the number of Original Shares and the number of Subject Shares listed on Schedule A hereto shall be adjusted appropriately. In addition, in the event that the Stockholder acquires any additional shares of capital stock of the Company or other voting securities of the Company (including through the exercise of any warrants, stock options or similar instruments), the number of Subject Shares listed on Schedule A hereto shall be adjusted appropriately. This Agreement and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any additional shares of capital stock of the Company or other voting securities of the Company issued to or acquired by the Stockholder (including through the exercise of any warrants, stock options or similar instruments).

         SECTION 8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party hereto, except that each of Parent and Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly-owned subsidiary of Parent or Sub, as applicable. Any purported assignment in violation of this Section 8 shall be null and void. Subject to the preceding sentences of this Section 8, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         SECTION 9. Termination. This Agreement shall terminate upon the earlier to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms; provided, however, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement prior to termination.

         SECTION 10. General Provisions.

              (a) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

              (b) Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by nationally recognized overnight or same-day courier (providing proof of delivery) to Parent or Sub in accordance with Section 10.2 of the Merger Agreement and to the applicable Stockholders at the addresses set forth opposite their respective names on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

              (c) Interpretation. When a reference is made in this Agreement to a party or to a Section or Schedule, such reference shall be to a party to, or a Section of or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

              (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

              (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) other than with respect to the persons specified as proxies in Section 4, is not intended to confer upon any Person other than the parties any rights or remedies hereunder.

              (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law of such state.

              (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

              (h) Service of Process. Parent, Sub and each Stockholder irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 11 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10(b) hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

              (i) Non-Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         SECTION 11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal court located in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

         SECTION 12. Stockholders Capacity. Each Stockholder does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company. The Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of one or more trusts that are the record holder of, and whose beneficiaries are the beneficial owners of, the Subject Shares, and nothing herein shall limit or affect any actions taken by the Stockholder in his or her capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

                                     ******

         IN WITNESS WHEREOF, each of Parent and Sub have caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement (if applicable, by its officer thereunto duly authorized), all as of the date first written above.

                                    ABBOTT LABORATORIES


                                    By:  /s/ Richard A. Gonzalez
                                         ---------------------------------
                                         Name:  Richard A. Gonzalez
                                         Title: President and Chief Operating
                                                Officer, Medical Products Group


                                    CORVETTE ACQUISITION CORP.


                                    By: /s/ Thomas C. Freyman
                                        ----------------------------------
                                        Name:  Thomas C. Freyman
                                        Title: President


                                    STOCKHOLDERS:

                                    InterWest Partners V, L.P.
                                    By:
                                    Its:


                                    By: /s/ Robert Momsen
                                        ---------------------------------
                                        Name:  Robert Momsen
                                        Title: General Partner


                                    InterWest Partners VI, L.P.
                                    By:
                                    Its:


                                    By: /s/ Robert Momsen
                                        ---------------------------------
                                        Name:  Robert Momsen
                                        Title: General Partner


                                    InterWest Partners VII, L.P.
                                    By:
                                    Its:


                                    By: /s/ Philip T. Gianos
                                        --------------------------------
                                        Name:  Philip T. Gianos
                                        Title: General Partner


                                    InterWest Investors, VI, L.P.
                                    By:
                                    Its:


                                    By: /s/ Robert Momsen
                                        -------------------------------
                                        Name:  Robert Momsen
                                        Title: General Partner


                                    InterWest Investors, VII, L.P.
                                    By:  Philip T. Gianos
                                    Its: General Partner


                                    By: /s/ Philip T. Gianos
                                        ------------------------------
                                        Name:  Philip T. Gianos
                                        Title: General Partner


                                    /s/ W. Mark Lortz
                                    ---------------------------------
                                    Name:  W. Mark Lortz


                                    W. Mark Lortz and
                                    Patrice Rae Lortz
                                    Revocable Living
                                    Trust By: W. Mark Lortz & Patrice Rae Lortz
                                    Its: Co-Trustees


                                    By: /s/ W. Mark Lortz/Patrice Rae Lortz
                                        --------------------------------------
                                        Name:  W. Mark Lortz and
                                               Patrice Rae Lortz
                                        Title: Co-Trustees


                                    /s/ Charles T. Liamos
                                    ----------------------------------------
                                    Name:  Charles T. Liamos


                                    /s/ Robert D. Brownell
                                    ---------------------------------------
                                    Name:  Robert D. Brownell


                                    /s/ Eve A. Conner
                                    ---------------------------------------
                                    Name:  Eve A. Conner


                                    /s/ Timothy T. Goodnow
                                    ---------------------------------------
                                    Name:  Timothy T. Goodnow


                                    /s/ Lawrence W. Huffman
                                    ---------------------------------------
                                    Name:  Lawrence W. Huffman


                                    /s/ Ross A. Jaffe
                                    ---------------------------------------
                                    Name:  Ross A. Jaffe


                                    Brentwood Associates VIII, L.P.
                                    By:  Brentwood VIII Ventures, LLC
                                    Its: General Partner


                                    By: /s/ Ross A. Jaffe
                                        ----------------------------------
                                        Name:  Ross A. Jaffe
                                        Title: Managing Member


                                    /s/ Robert R. Momsen
                                    -------------------------------------
                                    Name:  Robert R. Momsen


                                    /s/ Richard P. Thompson
                                    -------------------------------------
                                    Name:  Richard P. Thompson


                                    /s/ Rod F. Dammeyer
                                    -------------------------------------
                                    Name:  Rod F. Dammeyer


                                    DRD Family Partnership, L.P.
                                    By:
                                    Its:


                                    By: /s/ Rod F. Dammeyer
                                        --------------------------------
                                        Name:  Rod F. Dammeyer
                                        Title:

                                                       SCHEDULE A
                                                       ----------
                                                                                 Number of         Number of        Number of
                                                           Number of             Original          Subject          Subject
                                                           Original Shares       Shares Owned      Shares Owned     Shares Owned
Stockholder                      Address                   Owned of Record       Beneficially      of Record        Beneficially
-----------                      -------                   ---------------       ------------      ---------        ------------

InterWest Partners V, L.P.       2710 Sand Hill Road,
                                 2nd Floor
                                 Menlo Park, CA 94025         100,306             100,306

InterWest Partners VI, L.P.      2710 Sand Hill Road,
                                 2nd Floor
                                 Menlo Park, CA 94025       3,237,103           3,327,103

InterWest Partners VII, L.P.     2710 Sand Hill Road,
                                 2nd Floor
                                 Menlo Park, CA 94025       1,449,082           1,449,082

InterWest Investors, VI, L.P.    2710 Sand Hill Road,
                                 2nd Floor
                                 Menlo Park, CA 94025         101,494             101,494

InterWest Investors, VII, L.P.   2710 Sand Hill Road,
                                 2nd Floor
                                 Menlo Park, CA 94025          69,396              69,396

W. Mark Lortz(1)                 TheraSense, Inc.
                                 1360 South Loop Road           6,849             794,504
                                 Alameda, CA 94502

W. Mark Lortz and                c/o TheraSense, Inc.
  Patrice Rae Lortz              1360 South Loop Road         502,490                   0                  To be determined
Revocable Living Trust           Alameda, CA 94502                                                        following execution
                                                                                                           of the Agreement

Charles T. Liamos                TheraSense, Inc.
                                 1360 South Loop Road          81,700             268,711
                                 Alameda, CA 94502

                                 TheraSense, Inc.
Robert D. Brownell               1360 South Loop Road          26,768              79,125
                                 Alameda, CA 94502

Eve A. Conner                    TheraSense, Inc.
                                 1360 South Loop Road           5,853              61,523
                                 Alameda, CA 94502

Timothy T. Goodnow               TheraSense, Inc.
                                 1360 South Loop Road           6,745             162,644
                                 Alameda, CA 94502

Lawrence W. Huffman              TheraSense, Inc.
                                 1360 South Loop Road               1             135,375
                                 Alameda, CA 94502

Ross A. Jaffe(2)                 TheraSense, Inc.
                                 1360 South Loop Road           4,379              39,379
                                 Alameda, CA 94502

Brentwood Associates VIII, L.P.  11150 Santa Monica Blvd.
                                 Suite 1200                   400,000                   0
                                 Los Angeles, CA 90025

Robert R. Momsen(3)              TheraSense, Inc.
                                 1360 South Loop Road          27,647              62,647
                                 Alameda, CA 94502

Richard P. Thompson              TheraSense, Inc.
                                 1360 South Loop Road          31,200              66,200
                                 Alameda, CA 94502

Rod F. Dammeyer(4)               TheraSense, Inc.
                                 1360 South Loop Road         102,575             112,575
                                 Alameda, CA 94502

DRD Family Partnership, L.P.     c/o TheraSense, Inc.
                                 1360 South Loop Road         102,575                   0
                                 Alameda, CA 94502




(1) Excludes the 502,490 shares held by the W. Mark Lortz and Patrice Rae Lortz Revocable Living Trust, as to which Mr. Lortz disclaims beneficial ownership for purposes of this Agreement.

(2) Excludes the 400,000 shares held by Brentwood Associates VIII, L.P., as to which Mr. Jaffe disclaims beneficial ownership for purposes of this Agreement.

(3) Excludes the 4,957,381 shares held by InterWest Partners V, L.P., InterWest Partners VI, L.P. and InterWest Investors, VI, L.P., as to which Mr. Momsen disclaims beneficial ownership for purposes of this Agreement.

(4) Excludes the 102,575 shares held by DRD Family Partnership, L.P., as to which Mr. Dammeyer disclaims beneficial ownership for purposes of this Agreement.